Exhibit 99.1

General Moly Receives Major Operating Permit

LAKEWOOD, Colo.--(BUSINESS WIRE)--May 30, 2012--General Moly, Inc. (the "Company") (NYSE MKT and TSX: GMO) today, through its 80% controlled subsidiary Eureka Moly, LLC, received a Class 2 Air Quality Permit from the Bureau of Air Pollution Control ("BAPC") within the Nevada Division of Environmental Protection ("NDEP").

The Air Quality Permit regulates air emissions from the Mt. Hope Project, primarily associated with the crush/grind circuit (particulate matter) and the roaster (sulfur oxides). Roaster emissions will be controlled with a 99.7% estimated removal efficiency for sulfur oxides through the use of scrubbers and other emission-limiting technologies. In addition, the Class 2 permit requires that the roaster be equipped with Continuous Emissions Monitoring, a real-time emission monitoring system usually required only for larger Class 1 sources. The permit application was originally submitted in the third quarter of 2008 and was subsequently revised to address BAPC comments. NDEP issued a draft permit in late 2011 and held a public hearing regarding the draft permit in February 2012.

Bruce D. Hansen, Chief Executive Officer of General Moly, said, "I am very pleased to receive our Air Quality Permit from the Nevada Division of Environmental Protection. The Air Quality Permit represents the second of five major operating permits (the already-issued Water Permits being the first) that we anticipate receiving prior to the end of the year. NDEP continues to make progress finalizing the Mt. Hope Project's Water Pollution Control Permit and Reclamation Permit, both of which are anticipated to be received close to the Bureau of Land Management's ("BLM") issuance of the Record of Decision. The BLM continues to consider comments received on the Draft Environmental Impact Statement in the creation of a Final Environmental Impact Statement that is anticipated to be completed and published in the second half of the year. Permitting of the Mt. Hope Project is moving forward."

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT (formerly the NYSE AMEX) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope Project located in central Nevada, is considered one of the world's largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty Project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes. The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled. For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC. The Company undertakes no obligation to update forward-looking statements.

CONTACT:
General Moly, Inc.
Investors and Business Development
Seth Foreman, 303-928-8591
sforeman@generalmoly.com
or
Media
Zach Spencer, 775-748-6059
zspencer@generalmoly.com
or
Website: http://www.generalmoly.com
info@generalmoly.com